EXECUTION COPY

May 20, 2014

To:	Citibank, N.A. – ADR Depositary
388 Greenwich Street, 14th Floor
New York, NY 10013
Attention: Depositary Receipt Department

Re: Corsicanto Limited – Exchangeable Senior Notes Due 2032
Amarin Corporation plc – ADSs (CUSIP No.: 023111206)

Ladies & Gentlemen,

References is made to the Amended and Restated Deposit Agreement, dated as of November 4, 2011, by and among Amarin Corporation plc, a company organized under the laws of England and Wales (the "Company"), Citibank, N.A., as depositary (the "Depositary"), and all Holders and Beneficial Owners of American Depositary Shares ("ADSs") issued thereunder (the "Deposit Agreement").  Terms used, but not otherwise defined, herein shall have the meaning ascribed to them in the Deposit Agreement.

Corsicanto Limited, a limited company organized and existing under the laws of the Republic of Ireland (the "Issuer") and a wholly-owned subsidiary of the Company, has, upon the terms set forth in the Purchase Agreement (the "Purchase Agreement"), dated January 3, 2012, among the Company, the Issuer and the Initial Purchasers named therein (the "Initial Purchasers"), offered and sold Exchangeable Senior Notes due 2032 (CUSIP No.:  220480AC1) and the Company’s full and unconditional guarantee thereof (the "Original Notes"), in the United States of America pursuant to Rule 144A under the Securities Act (the "Original Offer").  The terms of the Original Offer and the Original Notes are more fully described in the final Offering Memorandum, dated as of January 4, 2012, a copy of which has been circulated separately to the Depositary.

In addition, the Issuer, upon the term set forth in the Exchange Agreements, each dated as of May 15, 2014, among certain holders of the Original Notes (the "Restructuring Participants"), the Company and the Issuer (each, an "Exchange Agreement"), offered in exchange for Original Notes new Exchangeable Senior Notes Due 2032 (CUSIP No.:  220480AB3) and the Company’s full and unconditional guarantee thereof (the "New Notes" and together with the Original Notes, the "Notes") in the United States of America pursuant to Section 4(a)(2) under the Securities Act (the "Restructuring Offer").  The Terms of the Restructuring Offer and the New Notes are more fully described in the final Summary of Terms, dated as of May 14, 2014, a copy of which has been circulated separately to the Depositary.

In connection with each of the Original Offer and the Restructuring Offer, the Company and the Depositary wish to set forth the terms upon which the Company is to deposit Shares (the "Shares") with the Custodian upon the exchange of Notes and the Depositary is to issue ADSs, upon deposit of such Shares.  The Company may deposit Shares that are freely transferable and wishes for the Depositary to issue unrestricted, freely transferable ADSs in respect of such Shares under the terms of the Deposit Agreement (as supplemented by the terms hereof).  The purpose and intent of this Letter Agreement is to supplement the Deposit Agreement for the sole purpose of accommodating the issuance and delivery of the ADSs, in each case in connection with the deposit by the Company of Shares upon the exchange of Notes.

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For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree, notwithstanding the terms of the Deposit Agreement, as follows:

1.           Depositary Procedures.  The Company instructs the Depositary, and the Depositary agrees upon the terms and subject to the terms set forth in this Letter Agreement and the Deposit Agreement, to establish procedures to enable (x) the deposit of Shares with the Custodian by the Company, in connection with the exchange of Notes, in order to enable the issuance by the Depositary of ownership interests in Shares in the form of ADSs, and (y) the transfer of the ADSs and the withdrawal of the Shares, in each case upon the terms and conditions set forth in the Deposit Agreement.

2.           Company Assistance.  The Company agrees to (i) assist the Depositary in the establishment of such procedures to enable the acceptance of the deposit of the Shares, the issuance of the ADSs and the delivery of such ADSs, and (ii) take, and cause, instruct or direct others to take, all commercially reasonable steps necessary and satisfactory to the Depositary to ensure that the acceptance of the deposit of the Shares, the issuance of such ADSs and the delivery of such ADSs, in each case upon the terms and conditions set forth herein, do not materially prejudice the rights of Holders and Beneficial Owners of ADSs and do not violate the provisions of the Securities Act or any other applicable laws.

3.           Deposit of Shares.  The Company and the Depositary hereby agree that the ordinary shares of the Company, par value £0.50 per share (the "Shares"), underlying the ADSs that may be delivered upon exchange of the Notes may be deposited with the Custodian under the Deposit Agreement, in accordance with the terms hereof and thereof.  The Company hereby confirms that (x) the Shares to be deposited with the Custodian upon exchange of the Notes (i) have been duly authorized and will be validly issued, fully paid and non-assessable, (ii) will rank pari passu in all respects, and will be fully fungible with the Shares then on deposit with the Custodian under the Deposit Agreement, (iii) will be legally issued and deposited by the Company and will not be stripped of any rights or entitlement by the Company prior to or upon deposit with the Custodian, (iv) will be free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, including, without limitation, any claim related to liabilities arising from the imposition of stamp duty reserve tax, and (y) there are no pre-emptive rights (and any similar rights) with respect to the Shares to be deposited with the Custodian upon exchange of the Notes that have not been waived or exercised.

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4.           Issuance and Delivery of ADSs upon Exchange of Notes.  The Company hereby instructs the Depositary to issue ADSs against the deposit of Shares by or on behalf of the Company upon exchange of the Notes, subject to compliance with the terms and conditions of the Deposit Agreement, including without limitation, (i) the receipt by the Depositary of applicable fees, and (ii) the fulfillment by the Company of the obligation contained in Section 7 below related to the payment of all applicable stamp duty taxes.  The Depositary hereby agrees to issue ADSs representing the right to receive such Shares in accordance with the Deposit Agreement upon receipt of (i) the opinions referred to in Section 8 of this Letter Agreement, and (ii) confirmation of deposit of the applicable Shares by the Company.

5.           Limitations on Issuance of ADSs.  The Company hereby instructs the Depositary, and the Depositary agrees upon the terms and subject to the conditions set forth in this Letter Agreement, to issue and deliver to the persons exchanging Notes designated from time to time by the Company in an instruction letter, substantially in the form of Exhibit A attached hereto, the applicable number of ADSs upon receipt of (i) confirmation from the Custodian of the deposit of the requisite number of Shares, and (ii) the opinion of counsel identified in Section 2 hereof.  Nothing contained in this Letter Agreement shall in any way be deemed to obligate the Depositary, or to give authority to the Depositary, to accept any Deposited Securities (other than the Shares described herein) for deposit under the terms hereof.

6.           Representations and Warranties.  The Company hereby represents and warrants to the Depositary that (i) the terms of the Purchase Agreement provide that the Original Notes will be resold by Initial Purchasers named in the Purchase Agreement in accordance with Rule 144A under the Securities Act, (ii) the terms of each Exchange Agreement provide that the New Notes will be issued by Issuer in accordance with Section 4(a)(2) under the Securities Act, (iii) the Company will deposit Shares upon exchange of the Old Notes in accordance with the terms and conditions of the Old Notes as set forth in the Indenture, dated as of January 9, 2012, among the Company, the Issuer and Wells Fargo Bank, National Association, as trustee for the Old Notes, only after receipt from the exchanging holder of the Old Notes, as part of the note exchange notice, of a certification (a copy of which will be provided by the Company to the Depositary upon request) that such person is not an Affiliate of the Company, (iv) the Company will deposit Shares upon exchange of the New Notes in accordance with the terms and conditions of the New Notes as set forth in the Indenture, dated as of May 20, 2014, among the Company, the Issuer and Wilmington Trust National Association, as trustee for the New Notes, only after receipt from the exchanging holder of the New Notes, as part of the note exchange notice, of a certification (a copy of which will be provided by the Company to the Depositary upon request) that such person is not an Affiliate of the Company, (v) it will cause Shares to be deposited with the Custodian and shall instruct the Depositary to issue ADSs, upon the terms contemplated in this Letter Agreement, (vi) the Shares to be deposited by the Company for the purpose of the issuance of the ADSs will be validly issued, and will upon deposit be fully paid and non-assessable, and free of any preemptive rights of the holders of outstanding Shares, (vii) the Company will be duly authorized to make such deposit, and (viii) the Shares deposited by the Company for the issuance of the ADSs will rank pari passu with respect to the other Deposited Securities under the Deposit Agreement.  Such representations and warranties shall survive the deposit of the Shares, and the issuance and delivery of ADSs, as contemplated in the Deposit Agreement and this Letter Agreement.

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7.           Covenants.  The Company hereby covenants that (i) it will, prior to deposit of Shares upon exchange of Notes, pay or cause to be paid any and all stamp duty taxes, including SDRT, due in connection with the issuance of such Shares and the deposit of such Shares into the ADR facility established and existing under the terms of the Deposit Agreement, and (ii) it will not directly or indirectly pay any commission or other remuneration in connection with the solicitation for exchange of the Notes.

8.           Opinions.  Promptly after the issuance of the Old Notes and the New Notes, as applicable, the Company shall provide the Depositary, on its own behalf or on the Issuer’s behalf, as applicable, with (i) an opinion of its English counsel reasonably satisfactory to the Depositary which addresses, among other things, that this Letter Agreement is enforceable, all consents and approvals necessary under English law for issuance and deposit of the Shares issuable upon exchange of the applicable Notes with the Custodian have been obtained, such Shares are duly authorized, and, at the time ADSs are issued in respect thereof, such Shares will be validly issued, fully paid and non-assessable and any pre-emptive or other similar rights with respect thereto will have been validly waived or exercised, (ii) an opinion of its U.S. counsel which addresses, among other things, that no registration under the Securities Act of the issuance and delivery of ADSs upon exchange of the applicable Notes upon the terms set forth herein is required, and (iii) reliance on an opinion issued by its Irish counsel reasonably satisfactory to the Depositary which addresses, among other things, that all consents and approvals necessary under Irish law for the offer and sale of the applicable Notes have been obtained and such Notes are duly authorized.

9.           Depositary Fees.  Notwithstanding the terms of the letter agreement, dated June 17, 2010, between the Company and the Depositary, the Company and the Depositary agree that the Company shall pay the Depositary a depositary fee of US$0.03 per ADS issued in connection with an exchange of Notes and such other fees as prescribed in the Deposit Agreement, as contemplated in the Deposit Agreement.

10.           Fractional Shares and ADSs.  Notwithstanding anything to the contrary in the Deposit Agreement, the Company will not deliver to the Depositary or the Custodian in connection with the issuance of ADSs upon exchange of Notes, and the Depositary shall not be required to accept, under any circumstances (i) any fraction of a Share, nor (ii) a number of Shares which upon application of the ADS-to-Share ratio would give rise to a fraction of an ADS.

11.           F-6 Registration Statement.  The Depositary and the Company hereto confirm that a signed copy of this Letter Agreement shall be filed as an exhibit to the next Registration Statement on Form F-6 (or next amendment to any existing Registration Statement on Form F-6 currently on file) that may be filed in respect of the ADSs.

12.           Indemnity.  The Company acknowledges and agrees that the indemnification by the Company in favor of the Depositary, the Custodian and their respective officers, directors, employees, agents and Affiliates under Section 5.8 of the Deposit Agreement shall apply to the acceptance of Shares for deposit and the issuance and delivery of ADSs, in each case upon the terms set forth herein, as well as to any other acts performed or omitted by the Depositary as contemplated by this Letter Agreement.

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13.           Supplement to Deposit Agreement. The terms of this Letter Agreement supplement the Deposit Agreement, and are not intended to materially prejudice any substantial rights of Holders of ADSs and, as a result, notice hereof need not be given to the Holders of ADSs under the Deposit Agreement.

14.           Governing Law.   This Letter Agreement shall be interpreted and all rights hereunder shall be governed by the laws of the State of New York.

15.           Termination of Letter Agreements.  The Depositary and the Company agree and confirm that each of (i) the Letter Agreement for the exchange of Exchangeable Senior Notes of the Issuer due 2032, dated January 9, 2012 by and between the Company and the Depositary, and (ii) the Letter Agreement for the issuance of ADSs or Restricted ADSs in exchange of Exchangeable Senior Notes of the Issuer due 2032, dated January 9, 2012 by and between the Company and the Depositary, is hereby terminated and that all provisions and conditions set forth in each are hereby rescinded and rendered null and void.

16.           Miscellaneous.

(a)           The parties hereto agree to duly execute and deliver, or cause to be duly executed and delivered, such further documents and instruments and do and cause to be done such further acts, as may be reasonably requested by the other party in order to implement the terms and provisions of this Letter Agreement and to effectuate the purpose and intent hereof.

(b)           This Letter Agreement shall be binding upon the parties hereto, and their respective legal successors and permanent assigns.

(c)           This Letter Agreement may not be modified or amended except by a writing signed by both parties hereto.

(d)           This Letter Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall constitute one and the same instrument.

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The Company and the Depositary have caused this Letter Agreement to be executed and delivered on their behalf by their respective officers thereunto duly authorized as of the date set forth above.

Very truly yours,

SIGNED by John F. Thero, Director and Chief Executive Officer for and on behalf of Amarin Corporation plc

/s/ John F. Thero

Accepted and Agreed
as of the date first written above

CITIBANK, N.A., as Depositary

By:	/s/ Keith Galfo
Name:	Keith Galfo
Title:	Vice President

EXHIBIT(S)

A.	Issuance Instructions

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EXHIBIT A

to

Letter Agreement, dated as of May 20, 2014

(the "Letter Agreement"), by and between

AMARIN CORPORATION PLC

and CITIBANK, N.A.

_____________________

Issuance Instructions

_____________________

All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Letter Agreement.

_____________________

Citibank, N.A.
1 North Wall Quay
Dublin 1
Ireland
Attn.:  David Hand
OP DUB DCC ADR
Fax:  +353 1 622 0999

Re:    Exchangeable Senior Notes – Conversion
  Amarin Corporation plc
Dear Sirs:

Reference is hereby made to (i) the Amended and Restated Deposit Agreement, dated as of November 4, 2011, by and among Amarin Corporation plc, a company organized under the laws of England and Wales (the "Company"), Citibank, N.A., as Depositary (the "Depositary"), and all Holders and Beneficial Owners of American Depositary Shares ("ADSs") issued thereunder (the "Deposit Agreement"), and (ii) the Letter Agreement, dated as of May 20, 2014 (the "Letter Agreement"), by and between the Company and the Depositary, in connection with the deposit of Shares following the exchange of Notes and the issuance and delivery of ADSs.  Capitalized terms used but not defined herein shall have the meanings given to them in the Deposit Agreement, or, in the event so noted herein, in the Letter Agreement.

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The Company has deposited the number of Shares identified below and hereby instructs the Depositary to issue the ADSs in the name of the person(s) identified below, and hereby confirms that such person(s) as of the date hereof is/are not, and during the preceding three months has/have not been, affiliate(s) (as defined in Rule 144 under the Securities Act) of the Company, upon the terms described in the Letter Agreement as follows:

For unrestricted, freely transferable ADSs:

Number of Shares deposited:	____________ Shares
Number of ADSs to be issued (CUSIP No.: 023111206):	____________ ADSs

If ADSs are to be issued and delivered by means of book-entry transfer to the DTC account of the exchanging holder of Notes:

Name of DTC Participant acting for undersigned:	_____________________________
DTC Participant Account No.:	_____________________________
Account No. for undersigned at DTC Participant (f/b/o information):	_____________________________
Onward Delivery Instructions of undersigned:	_____________________________
Contact person at DTC Participant:	_____________________________
Daytime telephone number of contact person at DTC Participant:	_____________________________

OR

If ADSs are to be issued delivered in the form of Uncertificated ADSs or in the form of an ADR:

Name of Purchaser:	_____________________________
Street Address:	_____________________________
City, State, and Country:	_____________________________
Nationality:	_____________________________
Social Security or Tax Identification Number:	_____________________________

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AMARIN CORPORATION PLC

By:
Name:
Title:
Date: